TriQuint Announces Second Quarter 2014 Results

HILLSBORO, OREGON (USA) - July 23, 2014 - TriQuint Semiconductor, Inc. (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended June 28, 2014, including the following highlights:

•	Revenue grew 30% sequentially to $230.8 million

•	GAAP gross margin was 40.2% and net income was $0.03 per share

•	Non-GAAP gross margin was up 640 basis points sequentially to 41.7%

•	Non-GAAP net income was well above guidance at $0.13 per share

•	Sold premium filters to over 50 unique customers with discrete filter revenue on track to more than double in 2014

•	5 GHz WLAN front-end modules winning chipset reference design

•	Completed GaN performance, cost and capacity goals as part of the Defense Production Act Title III program

•	Expected merger with RFMD on track for second half of 2014

Commenting on the results, Ralph Quinsey, President and Chief Executive Officer, stated, “Revenue and earnings in the second quarter exceeded the high end of our previous guidance and our full year outlook remains strong. We continue to see robust demand in our infrastructure and mobile markets as worldwide demand for 4G LTE services ramp up with very strong demand for LTE base station products and premium filters for smartphones. We expect to exceed our goal of 500 basis points of gross margin improvement year over year and are now targeting 2014 full year non-GAAP gross margins to be greater than 40%. Additionally, we expect full year non-GAAP EPS to be up more than 6 times our 2013 results."

Summary Financial Results for the Three Months Ended June 28, 2014:

Revenue for the second quarter of 2014 was $230.8 million, up 21% from the second quarter of 2013 and 30% sequentially.

Cash and investments increased by $60.0 million this quarter to $223.5 million driven by operating results and cash proceeds from employee stock option exercises.

GAAP

Gross margin for the second quarter of 2014 was 40.2%, up sharply from 29.8% in the second quarter of 2013 due to higher revenue, product mix and better factory execution. Operating expenses for the second quarter of 2014 were $85.3 million, up sequentially due to merger and integration related costs.

Net income for the second quarter of 2014 was $5.2 million or $0.03 per diluted share, compared with a net loss of $14.9 million or $(0.09) per share in the second quarter of 2013.

Non-GAAP

Gross margin for the second quarter was 41.7%, up sharply from 31.3% in the second quarter of 2013. Operating expenses for the quarter were $72.0 million, up slightly sequentially.

Net income for the second quarter of 2014 was $23.6 million, or $0.13 per diluted share, compared with a net loss of $10.9 million or $(0.07) per share in the second quarter of 2013.

Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The company believes second half revenue will be between $550 million and $600 million, up 11% at the midpoint from the prior year. While the split of this revenue between the third and fourth quarters depends on major program timing, the company currently expects third quarter revenue to range between $255 million and $265 million. Third quarter non-GAAP gross margin is expected to be between 43% and 45%, driven by strong execution, higher factory utilization and product mix. Non-GAAP operating expenses are expected to be approximately $70 million. Third quarter non-GAAP net income per diluted share is expected to be between $0.23 and $0.25. As of today, the company is 93% booked to the midpoint of Q3 revenue guidance.

Additional Information Regarding Results for the Three and Six Months Ended June 28, 2014:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the table later in this press release.

GAAP RESULTS

	Three Months Ended					Six Months Ended
	Q2 2014	Q1 2014	Change vs. Q1 2014	Q2 2013	Change vs. Q2 2013	Q2 2014	Q2 2013	Change vs. Q2 2013
Revenue	$230.8	$177.6	30%	$190.1	21%	$408.4	$374.3	9%
Gross Profit	$92.7	$59.1	57%	$56.7	63%	$151.8	$95.5	59%
Gross Margin %	40.2%	33.2%	7.0%	29.8%	10.4%	37.2%	25.5%	11.7%
Op Income (Loss)	$7.4	$(20.0)	137%	$(16.4)	145%	$(12.6)	$(50.9)	75%
Net Income (Loss)	$5.2	$(19.1)	127%	$(14.9)	135%	$(13.9)	$(42.8)	68%
Inc (Loss) per share	$0.03	$(0.12)	$0.15	$(0.09)	$0.12	$(0.08)	$(0.27)	$0.19

NON-GAAP RESULTS A

	Three Months Ended					Six Months Ended
	Q2 2014	Q1 2014	Change vs. Q1 2014	Q2 2013	Change vs. Q2 2013	Q2 2014	Q2 2013	Change vs. Q2 2013
Revenue	$230.8	$177.6	30%	$190.1	21%	$408.4	$374.3	9%
Gross Profit	$96.2	$62.6	54%	$59.5	62%	$158.8	$101.5	56%
Gross Margin %	41.7%	35.3%	6.4%	31.3%	10.4%	38.9%	27.1%	11.8%
Op Income (Loss)	$24.3	$(8.3)	393%	$(10.1)	341%	$15.9	$(36.1)	144%
Net Income (Loss)	$23.6	$(9.4)	351%	$(10.9)	317%	$14.2	$(38.2)	137%
Inc (Loss) per share	$0.13	$(0.06)	$0.19	$(0.07)	$0.20	$0.08	$(0.24)	$0.32
A	Excludes stock based compensation charges, non-cash tax benefit, certain entries associated with mergers and acquisitions and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 1:30 p.m. PDT to discuss the results for the quarter and our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 59055508. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: http://invest.triquint.com. A replay of the conference call will be available until August 6, 2014.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The charges associated with mergers and acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding improved financial results in 2014, expectations regarding discrete premium filter revenue for 2014, and anticipated full year gross margins and earnings; expected timing and completion of TriQuint’s merger with RFMD; and statements under "Outlook" regarding anticipated third and fourth quarter revenues, third quarter gross margin, operating expenses and net income per diluted share. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO 9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Reach Further, Reach Faster™

TQNT-F

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: steve.buhaly@triquint.com	Grant Brown Director, Investor Relations TriQuint Semiconductor, Inc Tel: +1.503.615.9413 E-mail: grant.brown@triquint.com	Media Contact: Brandi Frye Sr. Director, Corporate Communications TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: brandi.frye@triquint.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 28, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$214,498	$79,026
Investments in marketable securities	8,979	—
Accounts receivable, net	141,719	177,114
Inventories	157,400	159,488
Prepaid expenses	10,429	13,617
Deferred tax assets, net	15,982	12,787
Other current assets	37,341	39,960
Total current assets	586,348	481,992
Property, plant and equipment, net	415,109	420,363
Goodwill	13,519	13,519
Intangible assets, net	20,680	23,510
Deferred tax assets – noncurrent, net	61,679	61,554
Other noncurrent assets, net	34,073	32,319
Total assets	$1,131,408	$1,033,257

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$65,779	$52,472
Accrued payroll	41,587	39,743
Other accrued liabilities	12,101	15,893
Total current liabilities	119,467	108,108
Long-term liabilities:
Long-term income tax liability	3,996	2,062
Cross-licensing liability	11,604	11,752
Other long-term liabilities	16,402	16,782
Total liabilities	151,469	138,704
Stockholders' equity:
Common stock	174	162
Additional paid-in capital	799,138	699,903
Accumulated other comprehensive income	93	95
Retained earnings	180,534	194,393
Total stockholders' equity	979,939	894,553
Total liabilities and stockholders' equity	$1,131,408	$1,033,257

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 28, 2014	March 29, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Revenues	$230,771	$177,606	$190,103	$408,377	374,312
Cost of goods sold	138,057	118,556	133,384	256,613	278,821
Gross profit	92,714	59,050	56,719	151,764	95,491

Operating expenses:
Research, development and engineering	48,001	49,870	47,107	97,871	93,178
Selling, general and administrative	37,316	29,163	25,989	66,479	53,230
Total operating expenses	85,317	79,033	73,096	164,350	146,408

Operating income (loss)	7,397	(19,983)	(16,377)	(12,586)	(50,917)

Other (expense) income:
Interest income	42	27	38	69	76
Interest expense	(844)	(855)	(1,137)	(1,699)	(2,276)
Other, net	(624)	45	336	(579)	27
Other (expense) income, net	(1,426)	(783)	(763)	(2,209)	(2,173)

Income (loss) before income tax	5,971	(20,766)	(17,140)	(14,795)	(53,090)

Income tax expense (benefit)	761	(1,697)	(2,255)	(936)	(10,256)
Net income (loss)	$5,210	$(19,069)	$(14,885)	$(13,859)	$(42,834)

Per Share Data:
Basic per share net earnings (loss)	$0.03	$(0.12)	$(0.09)	$(0.08)	$(0.27)
Diluted per share net earnings (loss)	$0.03	$(0.12)	$(0.09)	(0.08)	$(0.27)

Weighted-average shares outstanding:
Basic	171,770	164,386	159,347	168,140	160,044
Diluted	181,319	164,386	159,347	168,140	160,044

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended			Six Months Ended
	June 28, 2014	March 29, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	59.8%	66.8%	70.2%	62.8%	74.5%
Gross profit	40.2%	33.2%	29.8%	37.2%	25.5%

Operating expenses:
Research, development and engineering	20.8%	28.1%	24.8%	24.0%	24.9%
Selling, general and administrative	16.2%	16.4%	13.6%	16.3%	14.2%
Total operating expenses	37.0%	44.5%	38.4%	40.3%	39.1%

Operating income (loss)	3.2%	(11.3)%	(8.6)%	(3.1)%	(13.6)%

Other (expense) income:
Interest income	0.0%	0.0%	0.0%	0.0%	0.0%
Interest expense	(0.3)%	(0.4)%	(0.6)%	(0.4)%	(0.6)%
Other, net	(0.3)%	0.0%	0.2%	(0.1)%	0.0%
Other (expense) income, net	(0.6)%	(0.4)%	(0.4)%	(0.5)%	(0.6)%

Income (loss) before income tax	2.6%	(11.7)%	(9.0)%	(3.6)%	(14.2)%

Income tax expense (benefit)	0.3%	(1.0)%	(1.2)%	(0.2)%	(2.8)%
Net income (loss)	2.3%	(10.7)%	(7.8)%	(3.4)%	(11.4)%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)
	Three Months Ended						Six Months Ended
	June 28, 2014		March 29, 2014		June 29, 2013		June 28, 2014		June 29, 2013
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$92,714	40.2%	$59,050	33.2%	$56,719	29.8%	$151,764	37.2%	$95,491	25.5%
Adjustment for stock based compensation charges	2,218	1.0%	1,785	1.0%	1,570	0.8%	4,003	1.0%	3,606	1.0%
Adjustment for restructuring and impairment charges	(20)	0.0%	715	0.4%	—	—%	695	0.0%	—	—%
Adjustment for charges associated with acquisitions	1,301	0.5%	1,083	0.7%	1,202	0.7%	2,384	0.6%	2,410	0.6%
NON-GAAP GROSS PROFIT	$96,213	41.7%	$62,633	35.3%	$59,491	31.3%	158,846	38.9%	101,507	27.1%

GAAP OPERATING EXPENSES	$85,317	37.0%	$79,033	44.5%	$73,096	38.4%	$164,350	40.3%	$146,408	39.1%
Adjustment for stock based compensation charges	(5,287)	(2.3)%	(4,805)	(2.7)%	(5,623)	(3.0)%	(10,092)	(2.5)%	(10,610)	(2.8)%
Adjustment for restructuring and impairment charges	52	0.0%	(1,080)	(0.6)%	—	—%	(1,028)	(0.3)%	—	—%
Adjustment for charges associated with acquisitions	(8,124)	(3.5)%	(2,200)	(1.2)%	2,108	1.2%	(10,324)	(2.4)%	1,794	0.5%
NON-GAAP OPERATING EXPENSES	$71,958	31.2%	$70,948	40.0%	$69,581	36.6%	$142,906	35.1%	$137,592	36.8%

GAAP OPERATING INCOME (LOSS)	$7,397	3.2%	$(19,983)	(11.3)%	$(16,377)	(8.6)%	$(12,586)	(3.1)%	$(50,917)	(13.6)%
Adjustment for stock based compensation charges	7,505	3.3%	6,590	3.7%	7,193	3.8%	14,095	3.5%	14,216	3.8%
Adjustment for restructuring and impairment charges	(72)	(0.1)%	1,795	1.0%	—	—%	1,723	0.4%	—	—%
Adjustment for charges associated with acquisitions	9,425	4.1%	3,283	1.9%	(906)	(0.5)%	12,708	3.1%	616	0.2%
NON-GAAP OPERATING INCOME (LOSS)	$24,255	10.5%	$(8,315)	(4.7)%	$(10,090)	(5.3)%	$15,940	3.9%	$(36,085)	(9.6)%

GAAP NET INCOME (LOSS)	$5,210	2.3%	$(19,069)	(10.7)%	$(14,885)	(7.8)%	$(13,859)	(3.4)%	$(42,834)	(11.4)%
Adjustment for stock based compensation charges	7,505	3.3%	6,590	3.7%	7,193	3.8%	14,095	3.5%	14,216	3.8%
Adjustment for restructuring and impairment charges	(72)	0.0%	1,795	1.0%	—	—%	1,723	0.4%	—	—%
Adjustment for impairment (recovery) of investment	515	0.2%	—	—%	(421)	(0.2)%	515	0.1%	(421)	(0.1)%
Adjustment for non-cash tax expense (benefit)	803	0.3%	(2,190)	(1.2)%	(2,413)	(1.4)%	(1,387)	(0.2)%	(10,725)	(2.9)%

Adjustment for charges associated with acquisitions	9,643	4.1%	3,510	1.9%	(421)	(0.2)%	13,153	3.2%	1,591	0.4%
NON-GAAP NET INCOME (LOSS)	$23,604	10.2%	$(9,364)	(5.3)%	$(10,947)	(5.8)%	$14,240	3.6%	$(38,173)	(10.2)%

GAAP DILUTED EARNINGS (LOSS) PER SHARE	0.03		$(0.12)		$(0.09)		$(0.08)		(0.27)
Adjustment for stock based compensation charges	0.04		0.04		0.04		0.08		0.09
Adjustment for restructuring and impairment charges	(0.00)		0.01		—		0.01		—
Adjustment for impairment (recovery) of investment	0.00		—		0.00		0.00		0.00
Adjustment for non-cash tax expense (benefit)	0.01		(0.01)		(0.02)		(0.01)		(0.07)
Adjustment for charges associated with acquisitions	0.05		0.02		0.00		0.08		0.01
NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.13		$(0.06)		$(0.07)		$0.08		$(0.24)

Our earnings release contains forward looking estimates of non-GAAP gross margin and loss per share for the third quarter of 2014. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP gross margin and loss per share to non-GAAP gross margin and earnings per share anticipated for the third quarter of 2014 based on the mid-point of guidance.

Forward Looking Q3 GAAP Gross Margin	42.0%
Adjustment for stock based compensation charges	1.0%
Adjustment for charges associated with acquisitions	1.0%
Forward Looking Q3 non-GAAP Gross Margin	44.0%

Forward Looking Q3 GAAP Operating Expenses (in millions)	$82.7
Adjustment for stock based compensation charges	(5.0)
Adjustment for charges associated with acquisitions	(7.7)
Forward Looking Q3 non-GAAP Operating Expenses	$70.0

Forward Looking Q3 GAAP Net Earnings per Share	$0.10
Adjustment for stock based compensation charges	0.04
Adjustment for non-cash tax expense	0.02
Adjustment for charges associated with acquisitions	0.08
Forward Looking Q3 non-GAAP Net Earnings per Share	$0.24